ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110006339-55
Filing Date and Time 01/05/2011 12:08 PM
Entity Number E0005172011-1

USE BLACK INK ONLY- DO NOT HIGHLIGHT	(This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	BIOPOWER OPERATIONS CORPORATION
2. Registered Agent for Service of Process: (check only one box)	☒	Commercial Registered Agent:	CSC SERVICES OF NEVADA, INC.
☐	Noncommercial Registed Agent (name and address below)	OR	☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name or Title of Office or Other Position with Entity
Nevada
Street Address	City	Zip Code
Nevada
Mailing Address ( if different from street address)	City	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value:	10000000	Par value per share:$	0.0001	Number of shares without par value:	0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1)	ROBERT KOHN
Name
5379 LYONS RD SUITE 301	COCONUT CREEK	FL	33073
Street Address	City	State	Zip Code
2)	BONNIE NELSON
Name
5379 LYONS RD SUITE 301	COCONUT CREEK	FL	33073
Street Address	City	State	Zip Code
5. Purpose: (optional, see instructions)	The purpose of the corporation shall be: GROWING BIOMASS ENERGY TREES AND GRASS AN-SEE ATTACHED
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	ROBERT KOHN	X	ROBERT KOHN
Name	Incorporator Signature
5379 LYONS RD SUITE 301	COCONUT CREEK	FL	33073
Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity
X CSC SERVICES OF NEVADA, INC.	1/5/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised: 4-10-09

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
CONTINUED
Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	BIOPOWER OPERATIONS CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	GROWING BIOMASS ENERGY TREES AND GRASS AND CONVERTING TO BIOMASS PRODUCTS INCLUDING ELECTRICITY AND BIOFUELS

REGISTERED AGENT NAME:	CSC SERVICES OF NEVADA, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Par Value Stock
Number of Shares: 10000
Par Value: 1.00

BIOPOWER OPERATIONS CORPORATION

Stock Structure

10,000,000 COMMON STOCK @ PAR VALUE OF .0001

10,000 PREFERRED STOCK @ $1

CORPORATE CHARTER
I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BIOPOWER OPERATIONS CORPORATION, did on January 5, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Electronic Filing Certificate Number: C20110105-1584 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 5, 2011. ROSS MILLER Secretary of State